UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2018

INTERNATIONAL LEADERS CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53780	27-0491634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9811 W. Charleston Blvd. Suite 2-518 Las Vegas, NV	89117
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (702) 628-8899

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

1

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Michael Chi Chung Leung

Effective June 18, 2018, Michael Chi Chung Leung resigned as a member of the Board of Directors of International Leaders Capital Corporation (the “Company”).  Mr. Leung’s resignation is for personal reasons and not in connection with any known disagreement with the Company on any matter.

Appointment of Yin Fook To

Effective as of the same date, to fill the vacancy created by Mr. Leung's resignation, the Board of Directors appointed Yin Fook To as a member of the Board of Directors.

Biographical Information for Yin Fook To

Mr. To is a dynamic, reliable and creative individual talented in management consulting, marketing, business development, operation and training, having worked in Greater China for 18 years (lived in Hong Kong, Beijing, Shanghai, Shenzhen, Chongqing) and lived in USA for 10 years. He has coached CEOs of American companies and worked with them on China market entry strategies and actual implementation. Recently Mr. To helped WOGC (World Organization of Governance & Competitiveness) run their entire Hong Kong office operation, and also worked with a team of six senior executives and junior staff to plan and execute the official launching conference at Asia-World Expo (venue) for the forming of Rongelap Atoll Digital Economic Special Administrative Region of the Republic of Marshall Islands. He has met and hosted Mr Kessai Note, former president of the Marshall Islands, Mr Francisco Merino, Vice President of the Republic of El Salvador and several other country VPs from South America. Mr. To also worked on the past Beijing 2008 Olympics, got well-acquainted with major Chinese companies in China. Back in 2003, he was invited by a senior Olympic advisor to work as a consultant on the Beijing Olympic preparation team with the Beijing government, the owners of the Olympic stadium, and the worldwide and local Chinese Olympic sponsors. Through his work on the Beijing Olympics, he developed high level China contacts that help him navigate the complex China network of people and policies in order to provide China market-entry services to western companies. His clients and close friends regard him a man of hospitality, charisma, diligence, integrity and intelligence. He is a native of Nanjing China, grew up in Hong Kong and graduated from Brigham Young University-Hawaii.

Mr. To served as Director/Head of Hong Kong Operation of World Organization of Governance and Competitiveness (WOGC) from 2017 to 2018, Vice President of Eastgate, Inc. from 2009 to 2017, and Project Manager of the Office of Senior Advisor of Beijing 2008 Olympics from 2003 to 2007.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location
17.1	Resignation letter of Michael Chi Chung Leung dated June 18, 2018	Filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL LEADERS CAPITAL CORPORATION (Registrant)
Date: June 22, 2018	By: /s/ Cihan Huang Cihan Huang Chief Executive Officer

3